[GRAPHIC OMITTED: STATE STREET LOGO]

September 19, 2019

Each of the Borrowers listed
on Appendix I hereto
One Post Office Square
Boston, MA 02109
Attention:	Jonathan S. Horwitz,
Executive Vice President, Principal Executive Officer
Treasurer and Compliance Liaison

RE: Fifth Amendment to Putnam Funds Amended and Restated Uncommitted Line of Credit

Ladies and Gentlemen:

Pursuant to an amended and restated letter agreement dated as of September 24, 2015 (as amended from time to time, the “Loan Agreement”) among State Street Bank and Trust Company (the “Bank”) and each of the management investment companies registered under the Investment Company Act listed on Appendix I attached thereto (each, a “Borrower”), the Bank has made available to each of the Borrowers, for itself or on behalf of designated fund series thereof, a $235,500,000 uncommitted, unsecured line of credit (the “Uncommitted Line”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $235,500,000, dated September 24, 2015, executed by each of the Borrowers, for itself or on behalf of such designated fund series thereof, in favor of the Bank (as amended, the “Note”). Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make certain changes to the Loan Documents in connection therewith as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I. Amendments to Loan Documents

Subject to the terms and conditions hereof, the Loan Documents are hereby amended as follows:

1. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Uncommitted Line shall expire on October 18, 2019 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

September 19, 2019

II. Closing Fee

As a condition precedent to the effectiveness of this letter agreement, the Borrowers shall pay to the Bank a non-refundable fee of $7,850 for closing the renewal of the Uncommitted Line, which fee shall be non-refundable and deemed fully earned by the Bank upon the date of this letter agreement.

III. Miscellaneous

1. Other than as expressly amended hereby, all terms and conditions of the Loan Agreement, Note and all related Loan Documents shall remain unchanged and are hereby ratified and affirmed as of the date hereof.

2. Each of the Borrowers, for itself and on behalf of its respective Funds, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties contained in the Loan Agreement is true and correct in all respects with respect to such Borrower, for itself and its respective Funds, on and as of the date of this letter amendment except to the extent such representation and warranty is made as of an earlier date; (c) the execution, delivery and performance of this letter amendment and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consent or approval from any governmental authority or any other party other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, by-laws or other organizational documents or Prospectus of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. A copy of the Agreement and Declaration of Trust of each Borrower, as amended or restated from time to time, is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations of any such Borrower under this letter amendment, the Loan Agreement as amended by this letter amendment, and the other Loan Documents as amended by this letter amendment, shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such

Information Classification: Limited Access

September 19, 2019

Borrower personally, but bind only the trust property of such Borrower. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of the Loan Agreement as amended by this letter amendment and the other Loan Documents as amended by this letter amendment with respect to each Fund are several and not joint. In the case of each Borrower, the execution and delivery of this letter amendment on its behalf has been authorized by its trustees, and this letter amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall bind only the trust property of such Borrower.

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Information Classification: Limited Access

This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

Very truly yours,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By: __/s/ Janet B. Nolin___________
Janet B. Nolin
Vice President

Acknowledged and Accepted:

PUTNAM ASSET ALLOCATION FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND

PUTNAM FUNDS TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM HIGH YIELD FUND
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MORTGAGE SECURITIES FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM SUSTAINABLE LEADERS FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX-FREE INCOME TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM VARIABLE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

GEORGE PUTNAM BALANCED FUND

By: __/s/ Jonathan Horwitz
Jonathan Horwitz
Executive Vice President, of each of the foregoing

Information Classification: Limited Access

APPENDIX I

List of Borrowers and Funds

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Conservative Fund
Putnam Dynamic Asset Allocation Growth Fund

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND

PUTNAM FUNDS TRUST
on behalf of:
Putnam Short Duration Bond Fund
Putnam Fixed Income Absolute Return Fund
Putnam Multi-Asset Absolute Return Fund
Putnam Dynamic Asset Allocation Equity Fund
Putnam Capital Spectrum Fund
Putnam Dynamic Risk Allocation Fund
Putnam Emerging Markets Equity Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Focused Equity Fund
Putnam Global Technology Fund
Putnam Intermediate-Term Municipal Income Fund
Putnam International Value Fund
Putnam Mortgage Opportunities Fund
Putnam Multi-Cap Core Fund
Putnam Ultra Short Duration Income Fund
Putnam Short-Term Municipal Income Fund
Putnam Small Cap Growth Fund
PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM HIGH YIELD FUND
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Government Money Market Fund
Putnam Growth Opportunities Fund
Putnam International Capital Opportunities Fund

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Putnam International Growth Fund
Putnam Sustainable Future Fund
Putnam PanAgora Managed Futures Strategy
Putnam PanAgora Market Neutral Fund
Putnam PanAgora Risk Parity Fund
Putnam Research Fund
Putnam Small Cap Value Fund

PUTNAM MASSACHUSETTS TAX EXEMPT INCOME
FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM SUSTAINABLE LEADERS FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME
FUND
PUTNAM TAX EXEMPT INCOME FUND

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund

PUTNAM MORTGAGE SECURITIES FUND

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Multi-Asset Absolute Return Fund
Putnam VT Mortgage Securities Fund
Putnam VT Small Cap Growth Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Government Money Market Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Multi-Cap Core Fund
Putnam VT Sustainable Leaders Fund

Information Classification: Limited Access

Putnam VT Sustainable Future Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund

GEORGE PUTNAM BALANCED FUND

Information Classification: Limited Access